SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant
Filed by a Party other than the Registrant
Check the appropriate box:

Preliminary Proxy Statement	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

SUNTRON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 28, 2002
PROXY STATEMENT
ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND OFFICERS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
OPTIONS HELD AS OF DECEMBER 31, 2001
EQUITY COMPENSATION PLAN INFORMATION
REPORT OF THE COMPENSATION COMMITTEE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL TO APPROVE OUR AMENDED AND RESTATED 2002 STOCK OPTION PLAN
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
2001 ANNUAL REPORT ON FORM 10-K
STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING
OTHER MATTERS
APPENDIX A
APPENDIX B
ARTICLE I. DEFINITIONS
ARTICLE II. SHARES SUBJECT TO PLAN
ARTICLE III. GRANTING OF OPTIONS
ARTICLE IV. ELIGIBILITY AND OPTION GRANTS
ARTICLE V. TERMS OF OPTIONS
ARTICLE VI. EXERCISE OF OPTIONS
ARTICLE VII. ADMINISTRATION
ARTICLE VIII. MISCELLANEOUS PROVISIONS

SUNTRON CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 28, 2002

To Our Stockholders:

         The 2002 Annual Meeting of Stockholders of Suntron Corporation will be held at 10:00 a.m., local time, on Thursday, June 28, 2002 at the Wyndham Garden Hotel, 2641 West Union Hills Drive, Phoenix, Arizona 85027. At the meeting, stockholders will vote on the following matters:

         1.    To elect three directors, each for a term of three years;

         2.    To approve our Amended and Restated 2002 Stock Option Plan; and

         3.    To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

         Stockholders of record as of the close of business on June 3, 2002 are entitled to notice of, and to vote at the meeting and any postponement or adjournment thereof.

         Whether or not you expect to be present please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

By Order of the Board of Directors,

Phoenix, Arizona June 12, 2002	Peter W. Harper Secretary

THIS IS AN IMPORTANT MEETING AND ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE STOCKHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY, AND VOTE THEIR SHARES IN PERSON.

SUNTRON CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

         This proxy statement contains information related to our annual meeting of stockholders to be held on Thursday, June 28, 2002, beginning at 10:00 a.m. local time, at the Wyndham Garden Hotel, 2641 West Union Hills Drive, Phoenix, Arizona 85027 and at any adjournments or postponements thereof. The purpose of this proxy statement is to solicit proxies from the holders of our common stock for use at the meeting. This proxy statement, the accompanying notice of annual meeting, and the enclosed form of proxy are being sent to stockholders on or about June 13, 2002. You should review this information in conjunction with our 2001 Annual Report to Stockholders, which accompanies this proxy statement.

ABOUT THE MEETING

What is the purpose of the annual meeting?

         At the annual meeting, stockholders will vote on the election of directors and approval of our Amended and Restated 2002 Stock Option Plan. In addition, our management will report on our performance during 2001 and respond to questions from our stockholders.

Who is entitled to vote at the meeting?

         Only stockholders of record at the close of business on the record date, June 3, 2002, are entitled to receive notice of the annual meeting and to vote the shares of our common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

Who may attend the meeting?

         All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

         The presence at the meeting, in person or by proxy, of the holders of a majority of all of the shares of common stock outstanding on the record date will constitute a quorum, permitting the board of directors to conduct its business. As of the record date, 27,409,338 shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting but will not be counted as votes cast “for” or “against” any given matter.

         If less than a majority of the outstanding shares of common stock entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting to another date, time, or place, and notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before an adjournment is taken.

How do I vote?

         If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

         Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with us either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the board’s recommendations?

         Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. Each of the board’s recommendations is set forth together with the description of each item in this proxy statement. In summary, the board recommends a vote for election of its nominees for directors and for approval of our Amended and Restated 2002 Stock Option Plan.

         Our board of directors does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate board nominees for directors. In the event that any other matter should properly come before the meeting or any nominee for director is not available for election, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in accordance with their best judgment.

What vote is required to approve each item?

         Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting by each holder of common stock (either in person or by proxy) is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Stockholders do not have the right to cumulate their votes for directors.

         Approval of our Amended and Restated 2002 Stock Option Plan. The affirmative vote of a majority of the votes cast at the meeting by each holder of common stock (either in person or by proxy) is required for the approval of our Amended and Restated 2002 Stock Option Plan. A properly executed proxy marked “AGAINST” with respect to the approval of our Amended and Restated 2002 Stock Option Plan will not be voted for approval of our Amended and Restated 2002 Stock Option Plan, although it will be counted for purposes of determining whether there is a quorum.

         Other Items. For each other item, the affirmative vote of a majority of the votes cast at the meeting by each holder of common stock (either in person or by proxy) will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

What are the effects of “broker non-votes”?

         If you hold your shares in street name through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters. Shares represented by these “broker non-votes” will, however, be counted in determining whether there is a quorum. As a result, “broker non-votes” will have the effect of a negative vote on some matters.

Who will pay for the preparation of the proxy?

         We will pay the cost of preparing, assembling, and mailing the proxy statement, notice of meeting, and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of the proxy material to the beneficial owners of our common stock and to request authority for the execution of proxies and we may reimburse such persons for their expenses incurred in connection with these activities.

         Our principal executive offices are located at 2501 West Grandview Road, Phoenix, Arizona 85023 and our telephone number is (602) 789-6600. A list of stockholders entitled to vote at the annual meeting will be available at our offices for a period of 10 days prior to the meeting and at the meeting itself for examination by any stockholder.

ELECTION OF DIRECTORS

Nominees

         Our board of directors is divided into three classes and each class of directors serves for a three-year term or until successors of that class have been elected and qualified. At the annual meeting, our stockholders will elect three directors, each of whom will serve for a term expiring at the 2005 annual meeting, or until his successor has been duly elected and qualified.

         Our board of directors has no reason to believe that any nominee will refuse to act or be unable to accept election. However, if any of them is unable to accept election or if any other unforeseen contingencies should arise, our board of directors may designate a substitute nominee. If our board of directors designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by our board of directors.

         Our board of directors has nominated James K. Bass, Allen S. Braswell, Jr., and Richard L. Monfort, each of whom are currently serving as directors, to stand for re-election. The terms of Messrs. McCormick, Medeiros, and Van Horne expire at the annual meeting of stockholders in 2003. The terms of Messrs. Breidenbach, Goettman, and Walker expire at the annual meeting of stockholders in 2004.

         The following table, together with the accompanying text, sets forth certain information, with respect to each of our directors.

Name	Age	Position(s) Held

James K. Bass	45	Chief Executive Officer, President, and Director

Allen S. Braswell, Jr.	43	Director

Fred A. Breidenbach	54	Director

Jeffrey W. Goettman	42	Chairman of the Board and Director

Douglas P. McCormick	32	Director

Jose S. Medeiros	33	Director

Richard L. Monfort	47	Director

James C. Van Horne	66	Director

John C. Walker	40	Director

         James K. Bass has served as our Chief Executive Officer and President and as a director since May 2001 and as EFTC’s Chief Executive Officer since July 2000. From 1996 to June 2000, Mr. Bass was a senior vice president of Sony Corporation, a company engaged in the development, design, manufacture and sale of various kinds of electronic equipment, instruments and devices for consumer and professional markets. Prior to that, Mr. Bass spent 15 years in various manufacturing management positions at the aerospace group of General Electric Company, a company engaged in the development, manufacturing and marketing of a wide variety of products for the generation, transmission, distribution, control, and utilization of electricity. Mr. Bass also serves as a director of TTM Technologies, Inc., a provider of time-critical, one-stop manufacturing services for highly complex printed circuit boards which is also an affiliate of Thayer Capital Partners.

         Allen S. Braswell, Jr. has served as a director since October 2001. Mr. Braswell has engaged in private investment activities as his principal occupation since December 2000. From September 1999 until such time, Mr. Braswell served as President of Jabil Global Services, a subsidiary of Jabil Circuit, Inc. engaged in electronic product service and repair, that was purchased by EFTC from affiliates of Mr. Braswell in September 1997 and sold to Jabil Circuit in September 1999. Mr. Braswell also served as President of the predecessors of Jabil Global Services since October 1996.

         Fred A. Breidenbach has served as a director since October 2001. Mr. Breidenbach has served as the principal of FA Breidenbach & Associates, LLC, a management consulting firm providing services to the aerospace industry, since November 1997. From April 1993 until July 1997, Mr. Breidenbach served as President and Chief Operating Officer of Gulfstream Aerospace Corporation, a private aircraft manufacturing company (now a subsidiary of General Dynamics).

         Jeffrey W. Goettman has served as our Chairman of the Board and a director since May 2001. Mr. Goettman has served as a Managing Partner of Thayer Capital Partners, a private equity investment company, since April 2001. Mr. Goettman joined Thayer Capital Partners in February 1998. From February 1994 to February 1998, Mr. Goettman served as a Managing Director and founder of the electronic manufacturing services group at Robertson Stephens & Co., Inc., an investment banking firm. Mr. Goettman also serves as Chairman of the Board and a director of TTM Technologies, Inc.

         Douglas P. McCormick has served as a director since October 2001. Mr. McCormick has served as a Managing Director of Thayer Capital Partners since January 2001 and was a Vice President of that company since January 1999. From June 1997 to January 1999, Mr. McCormick served as an associate at Morgan Stanley & Co. Incorporated, an investment banking firm. From September 1995 to June 1997, Mr. McCormick attended Harvard Business School. Mr. McCormick also serves as a director of TTM Technologies, Inc.

         Jose S. Medeiros has served as a director since October 2001. Mr. Medeiros has been a Partner in Blum Capital Partners, L.P., a San Francisco-based private equity and strategic block investment firm, since August 2000 and Vice President since August 1998. From June 1996 to August 1998, Mr. Medeiros served as a Vice President in the Technology Mergers & Acquisitions group of Robertson Stephens & Co., Inc. From January 1990 to June 1996, Mr. Medeiros served as an Associate at McKinsey & Company.

         Richard L. Monfort has served as a director since October 2001. Mr. Monfort has been engaged in private investment activities as his principal occupation since June 1995. From July 1989 to June 1995, Mr. Monfort served as President and Chief Operating Officer of ConAgra Red Meat Companies, a division of ConAgra Foods Inc. engaged in beef, pork and lamb production. Mr. Monfort also serves as a director of Famous Dave’s of America, Inc., an owner and operator of restaurants.

         James C. Van Horne has served as a director since October 2001. Mr. Van Horne has served as the A.P. Giannini Professor of Finance at the Stanford University Graduate School of Business since 1979, and has taught at such institution since 1965. Mr. Van Horne also serves as a director of United California Bank, Montgomery Street Income Securities, Inc. (an investment company), and Bailard Biehl & Kaiser Fund Group (a family of five mutual funds).

         John C. Walker has served as a director since May 2001. Mr. Walker has been a Partner with Blum Capital Partners, L.P. since April 1997. From 1992 until April 1997, Mr. Walker served as the Vice President of PEXCO Holdings, Inc., a private investment holding company. Mr. Walker also serves as a director of Smarte Carte, Inc., a company providing products and services to travelers to efficiently store or move their belongings, and Playtex Products, Inc., a manufacturer and distributor of a diversified portfolio of consumer and personal products.

Meetings and Committees of the Board of Directors

         Our board of directors held one meeting during the fiscal year ended December 31, 2001, and also took action by written consent. All of our directors, except for Mr. Medeiros, attended the one meeting of the board of directors held during fiscal year 2001.

         Our board of directors has established three standing committees: an audit committee, a compensation committee, and a corporate governance committee. The audit committee reviews and monitors our corporate financial reporting and our external audits, including, among other things, our control functions, the results and scope of the annual audit and other services provided by our independent auditors, and our compliance with legal requirements that have a significant impact on our financial reports. The audit committee also consults with our management and our independent auditors regarding the preparation of financial statements and, as appropriate, initiates inquiries into aspects of our financial affairs. In addition, the audit committee has the responsibility to consider and recommend the appointment of, and to review fee arrangements with, our independent auditors. The current members of the audit committee are Messrs. Van Horne (chairman), Goettman, and Breidenbach. The audit committee did not meet during fiscal year 2001 as we did not commence operations until March 2002.

         The compensation committee provides a general review of our compensation and benefit plans to ensure that they meet corporate objectives. In addition, the compensation committee reviews the chief executive officer’s recommendations on compensation of our officers and adopting and changing major compensation policies and practices, and reports its recommendations to the whole board of directors for approval and authorization. The compensation committee administers our stock option plan, and its current members are Messrs. Breidenbach, Goettman, Walker (chairman), and Monfort. The compensation committee did not meet during fiscal year 2001 as we did not commence operations until March 2002.

         The corporate governance committee is responsible for recommending to the full board for approval (1) the slate of director nominees to be proposed by the board to the stockholders (and any director nominees to be elected by the board to fill director vacancies); (2) board committee structure, additional committees, size of each committee, responsibilities delegated to each committee, and committee member and committee chair appointments; (3) board meeting policies, including meeting schedule, location, agenda and presence and participation of non-director senior executives, and the written materials distributed in advance of the meetings; (4) director policies, including non-employee director compensation and indemnification issues; and (5) corporate governance principles, guidelines or policies. The current members of the corporate governance committee are Messrs. Braswell, Goettman (chairman), and Walker. The corporate governance committee did not meet during fiscal year 2001 as we did not commence operations until March 2002.

Director Compensation and Other Information

         We pay each of our non-employee directors an annual fee of $15,000, which is paid quarterly, and a $500 fee for each meeting of the board they attend. Each non-employee director is entitled to receive quarterly stock options in lieu of the cash retainer fee. Additionally, we pay members of our audit committee and our compensation committee a fee for each committee meeting they attend. Each audit committee member receives $1,000 per meeting, and the Chairman receives an additional $500 per meeting. Each compensation committee member receives $500 per meeting, and the Chairman receives an additional $500 per meeting. We will also pay $10,000 to each member of any “special committee” created to represent the interest of the minority stockholders. We also reimburse our directors for all out-of-pocket expenses incurred in the performance of their duties as directors.

         All of our directors are eligible to receive grants of stock options under our stock option plan. Upon election to our board of directors, each non-employee director will receive an option to purchase 3,750 shares of our common stock at the greater of $10.52 or the closing price on the grant date. At the end of each fiscal quarter, each non-employee director will receive an option to purchase 250 shares of our common stock, provided the director has served as a non-employee director for at least two months. The initial option grant to non-employee directors and all subsequent grants will vest ratably over five years.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
DIRECTORS, AND OFFICERS

         The following table sets forth certain information regarding the beneficial ownership of our common stock on June 1, 2002, by (1) each of our directors and nominees for director, (2) each of our named executive officers, (3) all of our directors and current executive officers as a group, and (4) each person known by us to own beneficially more than five percent of our outstanding common stock.

	Shares Beneficially Owned

Name of Beneficial Owner(1)	Number(2)	Percent(2)

Directors and Executive Officers:

James K. Bass(3)	68,874	*

Allen S. Braswell, Jr.(4)	223,075	*

Fred A. Breidenbach(5)	9,250	*

Jeffrey W. Goettman(6)	24,582,191	89.7%

Douglas P. McCormick(6)	24,582,191	89.7%

Jose S. Medeiros(6)	24,582,191	89.7%

Richard L. Monfort(7)	110,224	*

James C. Van Horne(8)	3,350	*

John C. Walker(6)	24,582,191	89.7%

John W. Briant(9)	21,375	*

Michael Eblin(10)	15,875	*

R. Michael Gibbons(11)	19,731	*

Peter W. Harper(12)	9,000	*

All directors and executive officers as a group (17 persons)(13)	25,098,450	91.0%

5% Stockholders:

Thayer-Blum Funding III, L.L.C.(14)	24,582,191	89.7%

*	Represents less than 1% of our outstanding common stock.

(1)	Except as otherwise indicated, the address of each person listed on the table is 2501 West Grandview Road, Phoenix, Arizona 85023.

(2)	We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included the shares of common stock subject to options and convertible securities held by that person that are currently exercisable or convertible or will become exercisable or convertible within 60 days after June 1, 2002, but we have not included those shares for purposes of computing percentage ownership of any other person. We have assumed unless otherwise indicated that the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Beneficial ownership is based on 27,409,338 shares of our common stock outstanding as of June 1, 2002.

(3)	Consists of 68,874 shares issuable pursuant to options.

(4)	Includes 37,520 shares beneficially owned by the Allen S. Braswell, Jr. Family Limited Partnership #1; 24,455 shares beneficially owned by the Allen S. Braswell, Jr. EFTC Limited Partnership, of which Allen S. Braswell is a general partner; 2,750 shares beneficially owned by the Allen S. Braswell, Sr. Trust, of which Allen S. Braswell, Sr., Allen S. Braswell, Jr.’s father, is the trustee; 8,750 shares beneficially owned by Circuit Test International, L.P., of which Braswell Investment Corporation, or BIC, is a general partner; 136,522 shares beneficially owned by Braswell GRIT Limited Partnership, of which BIC is a general partner; and 850 shares issuable pursuant to options. Allen S. Braswell, Jr. is president of BIC.

(5)	Includes 750 shares issuable pursuant to options.

(6)	Reflects 24,582,191 shares held by Thayer-Blum. See footnote 14. Messrs. Goettman, McCormick, Medeiros, and Walker disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein.

(7)	Includes 67,875 shares held by the Monfort Family Partnership; 23,168 shares held by a partnership in which Mr. Monfort is the principal investor; 11,518 shares owned by three of Mr. Monfort’s minor children; and 7,663 shares issuable pursuant to options.

(8)	Includes 850 shares issuable pursuant to options.

(9)	Consists of 21,375 shares issuable pursuant to options.

(10)	Consists of 15,875 shares issuable pursuant to options.

(11)	Consists of 19,731 shares issuable pursuant to options.

(12)	Consists of 9,000 shares issuable pursuant to options.

(13)	Includes 180,256 shares issuable pursuant to options.

(14)	Thayer-Blum Funding III, L.L.C. is owned as follows: 59.4% by Thayer Equity Investors IV, L.P., 0.4% by TC Manufacturing Holdings, L.L.C., 0.2% by TC KCo, L.L.C., 34.4% by Blum Strategic Partners, L.P., and 5.6% by Blum (K*TEC) Co-Investment Partners, L.P.

TC Manufacturing Holdings, L.L.C. is controlled by limited liability companies, the managing members of which are Frederic Malek, Carl Rickertsen and Paul Stern.

Thayer Equity Investors IV, L.P. is controlled by a limited liability company, the managing members of which are Frederic Malek and Carl Rickertsen.

TC KCo, L.L.C. is controlled by a limited liability company, the managing members of which are Frederic Malek and Carl Rickertsen.

Blum Strategic Partners, L.P. is controlled by a limited liability company, a managing member of which is Richard C. Blum.

Blum (K*TEC) Co-Investment Partners, L.P. is controlled by a limited liability company, a managing member of which is Richard C. Blum.

Messrs. Goettman and McCormick, both directors of ours, are managing directors of the limited liability company that controls Thayer Equity Investors IV, L.P. Messrs. Walker and Medeiros, both directors of ours, are members of the general partner of Blum Strategic Partners, L.P.

The address of Thayer-Blum Funding III, L.L.C. is 1455 Pennsylvania Avenue, N.W., Suite 350, Washington, D.C. 20004.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires our directors, officers, and persons who own more than 10% of a registered class of our securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Directors, officers, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. However, our directors, officers, and beneficial owners of more than 10% of our common stock were not subject to the Section 16(a) filing requirements during fiscal year 2001 as we did not become a public company until March 2002.

EXECUTIVE COMPENSATION

         The following table sets forth information concerning the compensation paid by EFTC or K*TEC for the fiscal years ended December 31, 1999, 2000, and 2001 to our Chief Executive Officer and each of the four other most highly compensated individuals who now serve as executive officers of Suntron, as well as their titles with Suntron.

SUMMARY COMPENSATION TABLE

				Long Term
				Compensation

	Annual Compensation(1)			Awards

				Securities
				Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Options(#)(2)	Compensation($)

James K. Bass(3)	2001	$300,000	$300,000	13,750	—

Chief Executive	2000	126,918	135,500	225,000	$42,133	(4)

Officer and President

John W. Briant	2001	160,000	80,000	3,750	—

Vice President	2000	140,950	87,000	30,000	46,124	(4)

	1999	117,105	—	—	—

Michael Eblin(3)	2001	200,004	140,000	8,750	—

Chief Operating Officer	2000	74,712	80,125	75,000	38,245	(4)

R. Michael Gibbons	2001	198,000	25,000	197,310	—

Vice President	2000	220,000	100,000	—	—

	1999	176,764	30,000	—	—

Peter W. Harper(3)	2001	200,004	100,000	15,000	—

Chief Financial	2000	81,827	60,125	37,500	36,463	(4)

Officer and Secretary

(1)	Except as otherwise provided in this table, no amounts for perquisites and other personal benefits received by any of the named executive officers are shown because the aggregate dollar amounts were lower than the reporting requirements established by the rules of the SEC.

(2)	Represents options to purchase shares of Suntron common stock, after giving effect to the assumption of EFTC and K*TEC options upon the completion of the combination and the applicable exchange ratios.

(3)	Messrs. Bass, Eblin, and Harper joined EFTC in July 2000.

(4)	Represents payment to defray moving expenses related to relocation to Phoenix, Arizona in connection with employment with EFTC.

Stock Option Grants

         The following table sets forth information concerning the grant of stock options in 2001 by EFTC and K*TEC to Suntron’s Chief Executive Officer and the other executive officers named in the Summary Compensation Table above. Neither EFTC nor K*TEC granted any stock appreciation rights in 2001.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants

	Number of				Potential Realizable Value
	Securities	% of Total			at Assumed Annual Rates of
	Underlying	Options			Stock Price Appreciation
	Options	Granted to	Exercise or		for Option Terms(4)
	Granted	Employees in	Base Price	Expiration
Name	(#)(1)	Fiscal Year(2)	($/Sh)(3)	Date	5%($)	10%($)

James K. Bass	13,750	8.4%	$10.52	1/16/11	$45,727	$158,494

John W. Briant	3,750	2.3%	$10.52	1/16/11	$12,471	$43,226

Michael Eblin	8,750	5.4%	$10.52	1/16/11	$29,099	$100,860

R. Michael Gibbons	197,310	28.6%	$15.20	1/26/11	$1,886,125	$4,779,812

Peter W. Harper	15,000	9.2%	$10.52	1/16/11	$49,884	$172,902

(1)	Represents options to purchase shares of Suntron common stock, after giving effect to the assumption of EFTC and K*TEC options upon the completion of the combination and the applicable exchange ratios. Generally, 50% of the options granted were categorized as A options and the remaining 50% as B options. Generally, the B options become exercisable for 20% of the underlying shares on the first anniversary of the date of grant and for the balance in equal annual installments over the four-year period thereafter, so long as the executive remains employed. The A options generally cliff-vest on the eighth anniversary of the date of grant. However, upon the occurrence of specified events, including a sale of shares by the majority stockholder or a merger, a portion of the A options will vest based upon the annual rate of return of the common stock.

(2)	The percentages shown above for Messrs. Bass, Briant, Eblin, and Harper are based on an aggregate of 163,500 shares of Suntron common stock that are subject to options that were related to options granted by EFTC to employees in the year ended December 31, 2001. The percentage shown above for Mr. Gibbons is based on an aggregate of 684,995 shares of Suntron common stock that are subject to options issued in replacement of options granted by K*TEC to its employees during the year ended December 31, 2001.

(3)	The exercise prices and market values shown above for Suntron options were determined by dividing the corresponding exercise prices and market values for EFTC options granted in 2001 by .25 and by dividing the exercise price and market value for K*TEC options granted in 2001 by .6577 to adjust for the exchange ratios in the combination.

(4)	Potential realizable value assumes that the stock price increases from the date of the grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). The 5% and 10% assumed annual rates of appreciation are mandated by SEC rules and do not represent our estimate or projection of the future price of our common stock. We do not believe that this method accurately illustrates the potential value of a stock option.

OPTIONS HELD AS OF DECEMBER 31, 2001

         The following table sets forth information with respect to Suntron’s Chief Executive Officer and the executive officers named in the Summary Compensation Table concerning unexercised options held by them as of the end of such fiscal year:

	Number of Unexercised Options at
	December 31, 2001(1)

Name	Exercisable(2)	Unexercisable(2)

James K. Bass	46,375	192,375

John W. Briant	18,375	30,375

Michael Eblin	8,375	75,375

R. Michael Gibbons	39,442	157,768

Peter W. Harper	5,250	47,250

(1)	The number of Suntron options shown above gives effect to the exchange ratios in the combination of .25 of a share of Suntron common stock for each share of EFTC common stock and .6577 of a share of Suntron common stock for each share of K*TEC common stock.

(2)	The closing sales price per share for EFTC common stock as reported by the Nasdaq National Market on December 31, 2001 was $2.00. The option value is calculated by multiplying (a) the positive difference, if any, between $8.00 (which is four times the $2.00 EFTC closing sales price to adjust for the exchange ratio in the combination) and the option exercise price by (b) the number of shares of common stock underlying the option. K*TEC common stock was not publicly traded. None of the options held by the listed officers had any value at fiscal year-end because the exercise prices of all of the options were greater than $8.00, the closing sales price of EFTC’s common stock on December 31, 2001 (as adjusted for the exchange ratio in the combination).

Employment Agreements and Change of Control Arrangements

         James K. Bass, our Chief Executive Officer and President, has entered into an employment agreement that provides for him to be employed as our Chief Executive Officer for a term ending on December 31, 2003, which term automatically extends for successive one-year periods until the agreement is terminated. Mr. Bass’ agreement provides for a minimum annual base salary of $300,000 and incentive-based bonus compensation in an amount determined by the compensation committee of our board of directors. We may terminate his employment agreement with or without cause. In the case of a termination without cause, however, we must continue to pay Mr. Bass’ base salary and prorated bonus compensation for a period of one year from the date of termination.

         R.     Michael Gibbons, one of our Vice Presidents, has entered into an employment agreement that provides for an initial term that ended on March 9, 2002, but has been extended until the agreement is terminated by Mr. Gibbons or Suntron. Mr. Gibbons’ agreement provides for a minimum annual base salary of $220,000. Suntron may terminate his employment agreement with or without cause. In the case of a termination without cause, Suntron must continue to pay Mr. Gibbons’ base salary and prorated bonus compensation for a period of one year from the date of termination. In the case of a termination with cause, however, Suntron must continue to pay Mr. Gibbons’ base salary for a period of six months.

Incentive Plans

         On February 27, 2002, our board of directors and our then sole stockholder approved our 2002 Stock Option Plan. On April 24, 2002, our board of directors approved our Amended and Restated 2002 Stock Option Plan, subject to stockholder approval at the annual meeting of stockholders. See “Proposal to Approve Our Amended and Restated 2002 Stock Option Plan.”

EQUITY COMPENSATION PLAN INFORMATION

         The following table sets forth certain information, as of December 31, 2001, regarding shares of our common stock that may be issued upon the exercise of options under our Amended and Restated 2002 Stock Option Plan.

(c)
Number of Securities
	(a)		Remaining Available for
	Number of		Future Issuance Under
	Securities to be	(b)	Equity Compensation
	Issued Upon	Weighted Average	Plans (Excluding
	Exercise of	Exercise Price of	Securities Reflected in
Plan Category	Outstanding Options	Outstanding Options	Column (a))

Equity Compensation Plans Approved by Stockholders	1,806,852	$14.62	3,193,148

Equity Compensation Plans Not Approved by Stockholders	—	—	—

Total	1,806,852		3,193,148

REPORT OF THE COMPENSATION COMMITTEE

         The following Report of the Compensation Committee, the Report of the Audit Committee, and Performance Graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference in any other filing of ours under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate either Report or the Performance Graph by reference therein.

         Under rules established by the Securities and Exchange Commission, we are required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting our executive officers (including the executive officers named in the Summary Compensation Table above) during the past fiscal year. The report of our compensation committee is set forth below.

         James K. Bass became our President and Chief Executive Officer in May 2001. In July 2000, Mr. Bass entered into an employment contract with EFTC, which we assumed as part of the business combination of EFTC and K*TEC. The agreement terminates in December 2003, but may be automatically extended for successive one-year periods until terminated. The employment agreement provides for a minimum base salary of $300,000, which the committee believes to be consistent with industry parameters, and incentive-based bonus compensation determined by the compensation committee. The employment agreement also provides customary benefits. The compensation committee believes that the attributes of Mr. Bass’s compensation provide appropriate performance-based incentives.

         The compensation committee’s general philosophy with respect to the compensation of our other executive officers has been to recommend competitive compensation programs designed to attract and retain key executives critical to our long-term success and to recognize an individual’s contribution and personal performance. In addition, we have a stock option plan designed to attract and retain executive officers and other employees and to reward them for delivering long-term value to us. Pursuant to this plan, in fiscal year 2001 the compensation committees of EFTC and K*TEC approved fair market value option grants to certain executive officers.

         Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to public companies for certain compensation in excess of $1 million paid to a corporation’s chief executive officer or any of its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Our equity-based compensation plan does not satisfy these requirements as the members of our compensation committee do not satisfy the definition of an “outside director” under Section 162(m). Accordingly, the compensation income deemed to be received upon the exercise of stock options granted under the plan does not qualify as performance-based compensation and may be subject to the deduction limit. The compensation committee intends to review the potential effects of Section 162(m) periodically and in the future may decide to structure additional portions of our compensation programs in a manner designed to permit unlimited deductibility for federal income tax purposes. We are not currently subject to the limitations of Section 162(m) because none of our executive officers received compensation during 2001 in excess of $1 million.

John C. Walker, Chairman Jeffrey W. Goettman Richard L. Monfort

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended December 31, 2001, our compensation committee consisted of Messrs. Goettman, Walker, and Monfort. None of these individuals had any contractual or other relationships with us during such fiscal year except as directors and those transactions discussed elsewhere in this Proxy Statement. See “Certain Relationships and Related Transactions.” No interlocking relationship exists between any member of our compensation committee and any member of any other company’s board of directors or compensation committee.

REPORT OF THE AUDIT COMMITTEE

         The board of directors has appointed an audit committee consisting of three directors. All of the members of the committee are “independent” of the company and management, as that term is defined in the Nasdaq National Market listing standards.

         The primary responsibility of the audit committee is to assist the company’s board of directors in fulfilling its responsibility to oversee management’s conduct of the company’s financial reporting process, including overseeing the financial reports and other financial information provided by the company to governmental or regulatory bodies (such as the Securities and Exchange Commission), the public, and other users thereof; the company’s systems of internal accounting and financial controls; and the annual independent audit of the company’s financial statements.

         Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

         In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements with management and the independent auditors. The audit committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61. This included a discussion of the auditors’ judgments as to the quality and the acceptability of the company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards. In addition, the audit committee received from the independent auditors written disclosures and the letter required by Independence Standards Board Standard No. 1. The audit committee also discussed with the independent auditors the auditors’ independence from management and the company, including the matters covered by the written disclosures and letter provided by the independent auditors.

         The audit committee discussed with the company’s independent auditors the overall scope and plans for their audits. The audit committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the company, the internal controls, and the overall quality of the financial reporting. The audit committee did not meet during the fiscal year ended December 31, 2001 as we did not commence operations until March 2002.

         Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board or directors approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

         The board of directors has adopted a written charter for the audit committee. A copy of this charter is included as “Appendix A” to this proxy statement.

James C. Van Horne, Chairman Jeffrey W. Goettman Fred A. Breidenbach

PERFORMANCE GRAPH

         As a result of the business combination of EFTC and K*TEC, our common stock has been listed on the Nasdaq National Market since March 1, 2002, and the common stock of EFTC, our predecessor, ceased to be listed on the Nasdaq National Market. Accordingly, the following graph compares, for the period from March 1, 2002 to April 30, 2002, the cumulative total stockholder return on our common stock against the cumulative total return of:

•	the Nasdaq Composite Index; and

•	a peer group consisting of us and six other publicly traded printed circuit board companies that we have selected.

         The graph assumes $100 was invested in our common stock on March 1, 2002, the date on which our common stock became listed on the Nasdaq National Market as a result of the business combination of EFTC and K*TEC and an investment in each of the peer group and the Nasdaq Composite Index, and the reinvestment of all dividends. The companies included in the peer group were Benchmark Electronics, Inc. (NYSE: BHE), IEC Electronics Corp. (Nasdaq NM: IECE), Jabil Circuit, Inc. (NYSE: JBL), Plexus Corp. (Nasdaq NM: PLXS), Sanmina Corporation (Nasdaq NM: SANM), and Solectron Corporation (NYSE: SLR).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Sale/Leaseback Transaction

         Richard L. Monfort, currently a member of our board of directors, entered into a sale/leaseback transaction with EFTC Corporation, our predecessor, in December 1998 whereby EFTC sold manufacturing facilities located in Newberg, Oregon and Tucson, Arizona to Mr. Monfort for $10.5 million. Mr. Monfort leased these manufacturing facilities back to us for a term of five years with aggregate monthly payments of $90,000. In connection with the recent business combination of EFTC and K*TEC, we assumed the obligations under this lease.

Issuance of Subordinated Notes and Warrants

         Mr. Monfort purchased $15 million in aggregate principal amount of subordinated notes issued by EFTC on September 9, 1997. The subordinated notes had a maturity date of December 31, 2002 and provided for interest at a variable rate (adjusted monthly) equal to 2.00% over the applicable LIBOR rate. EFTC used the proceeds from these notes to acquire certain assets from Honeywell. In connection with the issuance of these subordinated notes, EFTC issued warrants to purchase 500,000 shares of its common stock at an exercise price of $8.00 per share to Mr. Monfort. The warrants were exercised on October 9, 1997 resulting in net proceeds to EFTC of $4.0 million. EFTC prepaid $10.0 million of the outstanding principal amount of these notes early in December 1997 from the proceeds of a loan from its senior lender. In connection with such prepayment, EFTC agreed to pay a fee of approximately $325,000 to be paid in equal monthly increments until the maturity of the notes.

         In November 1999, Mr. Monfort purchased $5 million in aggregate principal amount of subordinated notes issued by EFTC. These notes had a maturity date of March 30, 2000 and provided for interest at a rate of 10%. EFTC used the proceeds of these notes for general operating purposes. EFTC repaid $6.9 million in principal amount outstanding under both subordinated notes. In addition, EFTC paid the remaining outstanding prepayment fee of approximately $150,000 due in connection with the prepayment of the September 1997 notes and a fee of $100,000 due upon maturity of the November 1999 note. In March 2000, the remaining $3.0 million due under the November note agreement was refinanced with a maturity date of March 30, 2004 and bearing interest at 10%. In June 2001, the $3.0 million under the November note was repaid in full.

Thayer-Blum’s Recapitalization of EFTC

         On March 30, 2000, EFTC completed the first stage of a recapitalization transaction with Thayer-Blum Funding, L.L.C., whereby EFTC issued to Thayer-Blum $54 million in senior subordinated exchangeable notes. On July 14, 2000, EFTC issued to Thayer-Blum an additional $14 million of senior subordinated exchangeable notes. On August 22, 2000, in connection with the tender offer described below, these notes were exchanged for a $57,284,850 senior subordinated convertible note and 14,233 shares of EFTC’s Series B convertible preferred stock.

         The recapitalization also involved a tender offer by Thayer-Blum that was completed on August 22, 2000 for 5,625,000 shares of EFTC’s outstanding common stock at a price of $4.00 per share.

         On May 31, 2001, the convertible note and the Series B convertible preferred stock were converted by Thayer-Blum into an aggregate of 32,226,343 shares of EFTC common stock.

         As a result of the recapitalization, the tender offer, the subsequent conversion of the convertible note and Series B convertible preferred stock into EFTC common stock, and the recent business combination of EFTC and K*TEC Operating Company, L.L.C., Thayer-Blum and its affiliates currently own approximately 90% of our outstanding common stock.

Combination with K*TEC

         On October 10, 2000, K*TEC Operating Company, L.L.C. (formerly known as Thayer-Blum Funding II, L.L.C.) acquired all of the issued and outstanding capital stock of K*TEC Electronics Holding Corporation.

Pursuant to the combination of EFTC and K*TEC on February 28, 2002, each of K*TEC Operating Company, L.L.C. and EFTC merged with a separate, wholly owned subsidiary of Suntron, with K*TEC Operating Company, L.L.C. and EFTC continuing as the surviving corporations and wholly owned subsidiaries of Suntron.

Thayer-Blum Management Fees

         EFTC paid Thayer-Blum affiliates management fees of approximately $188,000 and $250,000 in 2000 and 2001, respectively.

         Thayer-Blum affiliates received management fees of $1.0 million for the year ended December 31, 2001 pursuant to a management and consulting agreement with K*TEC. During the period from September 14, 2000 (inception) through December 31, 2000, K*TEC paid Thayer-Blum affiliates management fees of $225,000.

         In connection with the October 10, 2000 acquisition of K*TEC, K*TEC paid Thayer-Blum affiliates investment advisory fees of $2.3 million. In connection with the Citicorp credit facility, K*TEC paid Thayer-Blum affiliates advisory fees of $1.75 million in 2001. In addition, we paid Thayer-Blum affiliates advisory fees of $750,000 in connection with the recent combination of EFTC and K*TEC.

         Commencing in 2002, we will pay Thayer-Blum affiliates management fees of $750,000 per year.

PROPOSAL TO APPROVE OUR AMENDED AND RESTATED 2002 STOCK OPTION PLAN

         Our board of directors has approved our Amended and Restated 2002 Stock Option Plan, or the Amended and Restated 2002 Plan, which eliminated the requirement that members of the compensation committee, which administers the Amended and Restated 2002 Plan, meet the definitions of “outside directors” under Section 162(m), subject to approval by our stockholders at the annual meeting of stockholders. The current composition of compensation committee does not meet the requirements of Section 162(m). See “Report of the Compensation Committee.” The full text of the Amended and Restated 2002 Plan is included as “Appendix B” to this proxy statement. Our board of directors believes that it is in the best interests of our company to adopt the Amended and Restated 2002 Plan. Accordingly, our board of directors recommends a vote “FOR” the proposal to approve the Amended and Restated 2002 Plan.

General

         The purpose of the Amended and Restated 2002 Plan is to attract, retain, and motivate employees, consultants, and non-employee members of our board of directors by providing them with the opportunity to acquire a proprietary interest in our company and to link their interests and efforts to the long-term interests of our stockholders. The Amended and Restated 2002 Plan provides for the grant of options to acquire shares of our common stock. The Amended and Restated 2002 Plan is not intended to be the exclusive means by which we may issue options or warrants to acquire our common stock. To the extent permitted by applicable law, we may issue any other options, warrants, or awards other than pursuant to the Amended and Restated 2002 Plan without stockholder approval.

Shares Subject to the Plan

         A maximum of 5,000,000 shares of our common stock may be issued under the Amended and Restated 2002 Plan. If any option terminates or expires without having been exercised in full, stock not issued under such option will again be available for the purposes of the Amended and Restated 2002 Plan. If any change is made in the stock subject to the Amended and Restated 2002 Plan or subject to any option granted under the Amended and Restated 2002 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure, or otherwise), the Amended and Restated 2002 Plan provides that appropriate adjustments will be made as to the maximum number of shares subject to the Amended and Restated 2002 Plan and the number of shares and exercise price per share of stock subject to outstanding options. As of June 1, 2002, there were 1,700,398 options outstanding under the Amended and Restated 2002 Plan.

Eligibility and Administration

         Options may be granted pursuant to the Amended and Restated 2002 Plan only to persons who at the time of grant are either (i) employees (including officers and directors) of our company or its subsidiaries, (ii) consultants, or (iii) non-employee members of our board of directors. Options granted pursuant to the Amended and Restated 2002 Plan may be incentive stock options or non-qualified stock options. Options that are incentive stock options may be granted only to our employees. To the extent that granted options are incentive stock options, the terms and conditions of those options must be consistent with the qualification requirements set forth in the Internal Revenue Code.

         Our board of directors administers the Amended and Restated 2002 Plan, except that our board of directors may delegate its authority and duties under the Amended and Restated 2002 Plan (other than the power to amend the plan) to one or more committees appointed by our board of directors. Our board of directors and any committee that has been delegated authority to administer the Amended and Restated 2002 Plan are each referred to as a “Plan Administrator.” The power to administer the Amended and Restated 2002 Plan with respect to all eligible persons is vested exclusively with our board of directors or a committee comprised of two or more non-employee directors. The Plan Administrator determines (i) which of the eligible persons in its group will be granted options; (ii) the type of options granted; (iii) the amount and timing of the grant of such options; (iv) vesting conditions, provided that no vesting period may be less than one year; and (v) such other terms and conditions as may be imposed by the Plan Administrator consistent with the Amended and Restated 2002 Plan.

Terms and Conditions of Options; Exercise Prices; Exercise of Options

         The Plan Administrator will determine the expiration date, maximum number of shares purchasable, and the other provisions of the options at the time of grant. No option may be granted for a term in excess of 10 years. Options will vest and become exercisable in whole or in one or more installments at such time as may be determined by the Plan Administrator upon the grant of the options, except that options granted under the Amended and Restated 2002 Plan to persons subject to Section 16 of the Securities and Exchange Act of 1934 may not have a vesting period of less than six months and one day after the date of grant. In the event of a merger or consolidation, the Plan Administrator, in its sole discretion, may do any one or more of the following: provide for the purchase of any option, had such option been currently exercisable; provide that any option cannot vest, be exercised, or become payable after such event; provide that any option will be exercisable as to all shares covered thereby; or provide that any option be assumed by the surviving corporation.

         Although the Plan Administrator will determine the exercise prices of options at the time of grant, the exercise price of all options intended to qualify as incentive stock options and granted under the Amended and Restated 2002 Plan may not be less than 100 percent of the fair market value of our common stock at the time of the grant, or 110 percent of the fair market value of our common stock at the time of the grant if the option is granted to an individual owning more than 10% of the total combined voting power of all classes of our stock.

         To exercise an option, the optionholder will be required to deliver to the company full payment of the exercise price for the shares as to which the option is being exercised. Generally, options can be exercised by delivery of cash, check, or shares of our common stock.

Transferability of Options; Termination of Employment or Services

         Except as otherwise allowed by the Plan Administrator, options granted under the Amended and Restated 2002 Plan are nontransferable other than by will or by the laws of descent and distribution upon the death of the holder or pursuant to a qualified domestic relations order, and, during the lifetime of the holder, are exercisable only by such holder. The Plan Administrator will determine the terms and conditions under which options may be exercised following the termination of the holder’s relationship with our company.

Duration and Modification

         The Amended and Restated 2002 Plan will remain in effect until February 2012. Our board of directors may at any time suspend, amend, or terminate the Amended and Restated 2002 Plan, except that without the approval of our stockholders, our board of directors may not (i) increase the maximum number of shares of common stock subject to the Amended and Restated 2002 Plan (except in the case of certain organic changes to our company); or (ii) alter or impair any rights or obligations under any option, unless the option itself otherwise expressly so provides.

Federal Income Tax Consequences

         Certain options granted under the Amended and Restated 2002 Plan may be intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code. Accordingly, there will be no taxable income to an employee when an incentive stock option is granted to him or her or when that option is exercised. The amount by which the fair market value of the shares at the time of exercise exceeds the exercise price, however, generally will be treated as an item of preference in computing the alternate minimum taxable income of the optionholder. If an optionholder exercises an incentive stock option and does not dispose of the shares within either two years after the date of the grant of the option or one year of the date the shares were transferred to the optionholder, any gain or loss realized upon disposition will be taxable to the optionholder as a capital gain or loss. If the optionholder does not satisfy the applicable holding periods, however, the difference between the exercise price and the fair market value of the shares on the date of exercise of the option will be taxed as ordinary income, and the balance of the gain, if any, will be taxed as capital gain. If the shares are disposed of before the expiration of the one-year and two-year periods and the amount realized is less than the fair market value of the shares at the date of exercise, the employee’s ordinary income is limited to the amount realized less the exercise price paid. We will be entitled to a tax deduction only to the extent the optionholder has ordinary income upon the sale or other disposition of the shares received when the option was exercised.

         Certain other options issued under the Amended and Restated 2002 Plan may be non-qualified options. The income tax consequences of non-qualified options will be governed by Section 83 of the Internal Revenue Code. Under Section 83, the excess of the fair market value of the shares of our common stock acquired pursuant to the exercise of any non-qualified option over the amount paid for such stock, or Excess Value, must be included in the gross income of the holder in the first taxable year in which the common stock acquired by the holder is not subject to a substantial risk of forfeiture. In calculating Excess Value, fair market value will be determined on the date that the substantial risk of forfeiture expires, unless a Section 83(b) election is made to include the Excess Value in income immediately after the acquisition, in which case fair market value will be determined on the date of the acquisition. Generally, we will be entitled to a federal income tax deduction in the same taxable year that holders recognize income. We will be required to withhold income taxes with respect to income reportable pursuant to Section 83 by a holder. The basis of the shares acquired by an optionholder will be equal to the exercise price of those shares plus any income recognized pursuant to Section 83. Subsequent sales of the acquired shares will produce capital gain or loss. Such capital gain or loss will be long term if the stock has been held for more than 12 months from the date the substantial risk of forfeiture lapsed or, if a Section 83(b) election is made, more than 12 months from the date the shares were acquired. The maximum federal capital gains tax rate currently is 28% for property (other than collectibles) held more than 12 months. The maximum federal capital gains tax rate is 18% for property acquired after 2000 and held more than 5 years.

Ratification by Stockholders of the Amended and Restated 2002 Plan

         Approval of the Amended and Restated 2002 Plan will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock present in person or by proxy at the annual meeting of stockholders. Upon approval of the Amended and Restated 2002 Plan by our stockholders, any options granted pursuant to the Amended and Restated 2002 Plan prior to stockholder approval will remain valid and unchanged. In the event that the proposal to approve the Amended and Restated 2002 Plan is not approved by our stockholders at the annual meeting of stockholders, options granted pursuant to the Amended and Restated 2002 Plan will remain unaffected. However, further grants of options will have to be approved by the full board of directors as the current composition of the compensation committee does not meet the requirements of Section 162(m).

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         KPMG LLP was our independent public accountants for the year ended December 31, 2001 and will serve in that capacity for the 2002 fiscal year unless our board of directors deems it advisable to make a substitution. We anticipate that representatives of KPMG LLP will attend the annual meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

Audit Fees

         Aggregate fees billed to us for the fiscal year ended December 31, 2001 by our principal accounting firm, KPMG LLP, and its affiliates are as follows:

Audit Fees	$189,000

Financial Information Systems Design and Implementation Fees	$—

All Other Fees	$220,576

         “All Other Fees” includes (i) $113,981 for tax planning and preparation of tax returns of the company and (ii) $106,595 of audit related fees for consultation on various issues related to filings with the Securities and Exchange Commission.

2001 ANNUAL REPORT ON FORM 10-K

         We have mailed with this proxy statement a copy of our annual report to each stockholder of record as of June 3, 2002. If a stockholder requires an additional copy of our annual report, we will provide one, without charge, on the written request of any such stockholder addressed to our Secretary at Suntron Corporation, 2501 West Grandview Road, Phoenix, Arizona 85023.

STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

         We must receive stockholder proposals that are intended to be presented at our annual meeting of stockholders to be held during calendar year 2003 no later than February 13, 2003, in order to be included in the proxy statement and form of proxy relating to such meeting. Pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, we intend to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek to have us include the proposed matter in the proxy statement for the annual meeting to be held during calendar 2003, except in circumstances where (a) we receive notice of the proposed matter no later than April 29, 2003, and (b) the proponent complies with the requirements set forth in Rule 14a-4.

OTHER MATTERS

         As of the date of this proxy statement, we know of no matter that will be presented for consideration at the annual meeting other than the election of directors and approval of our Amended and Restated 2002 Stock Option Plan. If, however, any other matter should properly come before the annual meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

June 12, 2002

APPENDIX A

Suntron Corporation
Charter of the Audit Committee of the Board of Directors

I. Audit Committee Purpose

The Audit Committee (herein, the “Committee”) is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

•	Monitor the independence and performance of the Company’s independent auditors.

•	Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the Company and its related entities. The Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

Committee members shall meet the requirements of the Nasdaq Stock Market. The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that supports a conclusion that the individual has sufficient financial sophistication to satisfy the requirements of the Nasdaq Stock Market.

Committee members shall be appointed by the Board. If a Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least three times annually, or more frequently as circumstances dictate. The Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors at least quarterly to review the Company’s financial statements and significant findings based upon the auditors’ limited review procedures.

III. Audit Committee Responsibilities and Duties

          Review Procedures

1.	Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document included as an appendix to the Company’s proxy statements at least once every three years in accordance with SEC regulations.

2.	Review the Company’s annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

3.	In consultation with management and the independent auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management’s responses.

4.	Review with financial management and the independent auditors the Company’s quarterly financial results prior to the release of earnings and/or the Company’s quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with Statement on Auditing Standards No. 61 (see item 10). The Committee Chair, or a Committee Member designated by the Committee Chair, may represent the entire Committee for purposes of this review.

          Independent Auditors

5.	The independent auditors are ultimately accountable to the Committee and the Board of Directors, as representatives of the Company’s shareholders. The Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6.	Approve the fees and other significant compensation to be paid to the independent auditors.

7.	On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships or services that could impair the auditors’ independence and objectivity. At least annually, the Committee shall obtain from the Company’s independent auditors a formal written statement setting forth all relationships involving the auditor and its related entities that in the auditors’ professional judgement may reasonably be thought to bear on its independence. Such written statement shall also confirm that, in the auditor’s professional judgement, it is independent of the Company within the meaning of the federal securities laws.

8.	Review the independent auditors’ audit plan, discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

9.	Ensure that the Company’s interim financial statements are reviewed by the independent auditors prior to the Company filing its quarterly reports on Form 10-Q with the SEC, and that the independent auditors follow professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards.

10.	Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with Statement on Auditing Standards No. 61.

11.	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

12.	Discuss with management and the independent auditors the quality of the accounting principles and underlying estimates used in the preparation of the Company’s financial statements.

13.	Discuss with the independent auditors the clarity of the financial disclosure practices used or proposed by the Company.

14.	Inquire as to the independent auditors’ views about whether management’s choices of accounting principles appear reasonable from the perspective of income, asset and liability recognition, and whether those principles are common practices or are minority practices.

          Legal Compliance

15.	On at least an annual basis, review with the Company’s counsel any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

16.	Review all reports concerning any fraud or regulatory noncompliance that occurs at the Company. This review should include consideration of the internal controls that should be strengthened to reduce the risk of a similar event in the future.

          Other Audit Committee Responsibilities

17.	Annually review policies and procedures as well as audit results associated with directors’ and officers’ expense accounts and perquisites. Annually review a summary of directors’ and officers’ related party transactions and potential conflicts of interest.

18.	Have Committee meeting agendas prepared by the Committee Chair with input from Committee members. It is expected that the Chair would also ask for management and key Committee advisors, and perhaps others, to participate in this process.

19.	Annually prepare and publish a report to shareholders as required by the Securities and Exchange Commission.

20.	Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

21.	Review management’s monitoring of the Company’s compliance with the Code of Ethical Conduct and ensure that management has the proper review system in place to ensure that the Company’s financial statements, reports and other financial information disseminated to governmental organizations, and the public, satisfy legal requirements.

22.	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

23.	Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

APPENDIX B

SUNTRON CORPORATION
AMENDED AND RESTATED
2002 STOCK OPTION PLAN

         Suntron Corporation, a Delaware corporation, has adopted the Suntron Corporation Amended and Restated 2002 Stock Option Plan (the “Plan”), effective as of April 24, 2002, for the benefit of its eligible employees, consultants and directors.

         The purposes of the Plan are as follows:

         (1)     To provide an additional incentive for Directors, key Employees and Consultants (as each such term is defined below) to further the growth, development, and financial success of the Company by personally benefiting through the ownership of Company stock and/or rights which recognize such growth, development, and financial success.

         (2)     To enable the Company to obtain and retain the services of directors, key Employees, and Consultants considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company and/or rights which will reflect the growth, development, and financial success of the Company.

ARTICLE I.
DEFINITIONS

         1.1     General. Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.

         1.2     Administrator. “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article VII. With reference to the administration of the Plan with respect to Options granted to Independent Directors, the term “Administrator” shall refer to the Board. With reference to the administration of the Plan with respect to any other Option, the term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Section 7.2.

         1.3     Award Limit. “Award Limit” shall mean 2,000,000 shares of Common Stock, as adjusted pursuant to Section 8.3 of the Plan.

         1.4     Board. “Board” shall mean the Board of Directors of the Company.

         1.5     Code. “Code” shall mean the Internal Revenue Code of 1986, as amended.

         1.6     Committee. “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 7.1.

         1.7     Common Stock. “Common Stock” shall mean the common stock of the Company, par value $.01 per share.

         1.8     Company. “Company” shall mean Suntron Corporation, a Delaware corporation.

         1.9     Consultant. “Consultant” shall mean any consultant or adviser if:

                   (a)    The consultant or adviser renders bona fide services to the Company;

                   (b)    The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

                   (c)    The consultant or adviser is a natural person.

         1.10    Director. “Director” shall mean a member of the Board.

         1.11    Employee. “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

         1.12    Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

         1.13    “Fair Market Value” of a share of Common Stock on any date of reference shall mean the fair market value of a share of Common Stock on that date, as determined by the Committee acting in good faith. If the Company’s Common Stock is publicly held, then Fair Market Value shall mean the “Closing Price” (as defined below) of the Common Stock on the business day immediately preceding the date of reference, unless the Committee in its sole discretion shall determine otherwise acting in good faith. For the purpose of determining Fair Market Value, the “Closing Price” of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System (“Nasdaq”), or any similar system of automated dissemination of quotations of securities prices in common use, the last reported sale price of Common Stock on such system or, if sales prices are not reported, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, as reported in any newspaper of general circulation, or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days.

         1.14    Incentive Stock Option. “Incentive Stock Option” shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

         1.15    Independent Director. “Independent Director” shall mean a member of the Board who is not an Employee of the Company.

         1.16    Non-Qualified Stock Option. “Non-Qualified Stock Option” shall mean an Option which is not an Incentive Stock Option.

         1.17    Option. “Option” shall mean a stock option granted under Article IV of the Plan. An Option granted under the Plan shall, as determined by the Committee, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that any Options granted to Independent Directors and Consultants shall be Non-Qualified Stock Options.

         1.18    Option Agreement. “Option Agreement” shall mean a written agreement executed by an authorized officer of the Company and the Optionee which shall contain such terms and conditions with respect to an Option as the Administrator shall determine, consistent with the Plan.

         1.19    Optionee. “Optionee” shall mean an Employee, Consultant, or Independent Director granted an Option under the Plan.

         1.20    Plan. “Plan” shall mean The Suntron Corporation 2002 Stock Option Plan, as may be amended from time to time.

         1.21    QDRO. “QDRO” shall mean a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

         1.22    Rule 16b-3. “Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

         1.23    Section 162(m) Participant. “Section 162(m) Participant” shall mean any Employee designated by the Committee as a Employee whose compensation for the fiscal year in which the Employee is so designated or a future fiscal year could reasonably be expected to be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

         1.24    Securities Act. “Securities Act” shall mean the Securities Act of 1933, as amended.

         1.25    Subsidiary. “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         1.26    Substitute Award. “Substitute Award” shall mean an Option granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a recapitalization, merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option.

         1.27    Termination of Consultancy. “Termination of Consultancy” shall mean the time when the engagement of an Optionee as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement; but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Terminations of Consultancy. Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

         1.28    Termination of Directorship. “Termination of Directorship” shall mean the time when an Optionee who is an Independent Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

         1.29    Termination of Employment. “Termination of Employment” shall mean the time when the employee-employer relationship between an Optionee and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (a) terminations where there is a simultaneous reemployment or continuing employment of an Optionee by the Company or any Subsidiary, (b) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (c) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that, with respect to Incentive Stock Options, unless otherwise determined by the Committee in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. Notwithstanding any other provision of the Plan, the Company, or any Subsidiary has an absolute and unrestricted right to terminate an Employee’s employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

ARTICLE II.
SHARES SUBJECT TO PLAN

         2.1    Shares Subject to Plan.

                  (a)    The shares of stock subject to Options shall be Common Stock, initially shares of the Company’s Common Stock, par value $.01 per share. The aggregate number of such shares that may be issued upon exercise of such Options under the Plan shall not exceed 5,000,000. The shares of Common Stock issuable upon exercise of such Options may be either previously authorized but unissued shares or treasury shares.

                  (b)    The maximum number of shares which may be subject to Options granted under the Plan to any individual in any calendar year shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, and provided the Options otherwise comply with the requirements of Section 162(m), shares subject to Options that are canceled continue to be counted against the Award Limit and if, after grant of an Option, the price of shares subject to such Option is reduced, the transaction is treated as a cancellation of the Option and a grant of a new Option and both the Option deemed to be canceled and the Option deemed to be granted are counted against the Award Limit.

         2.2    Add-back of Options. If any Option terminates, expires or is canceled without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its termination, expiration, or cancellation may again be awarded hereunder, subject to the limitations of Section 2.1. Furthermore, any shares subject to Options that are adjusted pursuant to Section 8.3 and become exercisable with respect to shares of stock of another corporation shall be considered cancelled and may again be optioned, granted, or awarded hereunder, subject to the limitations of Section 2.1. Shares of Common Stock that are withheld by the Company upon the exercise of any Option under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Notwithstanding the provisions of this Section 2.2, no shares of Common Stock may again be awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

ARTICLE III.
GRANTING OF OPTIONS

         3.1    Option Agreement. Each Option shall be evidenced by an Option Agreement. Option Agreements evidencing Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code (other than with respect to the composition of the Committee). Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions (other than with respect to the composition of the Committee) as may be necessary to meet the applicable provisions of Section 422 of the Code.

         3.2    Provisions Applicable to Section 162(m) Participants. The Committee, in its discretion, may determine whether an Option is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code.

         3.3    Consideration. In consideration of the granting of an Option under the Plan, the Optionee shall agree, in the Option Agreement, to remain in the employ of (or to consult for or to serve as an Independent Director of, as applicable) the Company or any Subsidiary for a period of at least one year (or such shorter period as may be fixed in the Option Agreement or by action of the Administrator following grant of the Option) after the Option is granted (or, in the case of an Independent Director, until the next annual meeting of stockholders of the Company).

         3.4    At-Will Employment. Nothing in the Plan or in any Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of, or as a Consultant for, the Company or any Subsidiary, or

as a director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between the Optionee and the Company and any Subsidiary.

ARTICLE IV.
ELIGIBILITY AND OPTION GRANTS

         4.1    Eligibility. Any Employee or Consultant selected by the Committee pursuant to Section 4.4(a)(i) shall be eligible to be granted an Option. Each Independent Director of the Company shall be eligible to be granted Options at the times and in the manner set forth in Section 4.5.

         4.2    Disqualification for Stock Ownership. No person may be granted an Incentive Stock Option under the Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary or parent corporation (within the meaning of Section 422 of the Code), unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

         4.3    Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee.

         4.4    Granting of Options to Employees and Consultants.

                  (a)    The Committee shall from time to time, in its absolute discretion, and subject to applicable limitations of the Plan:

                           (i)    Determine which Employees are key Employees and select from among the key Employees or Consultants (including Employees or Consultants who have previously received Options under the Plan) such of them as in its opinion should be granted Options;

                           (ii)    Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected key Employees or Consultants;

                           (iii)    Subject to Section 4.3, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code; and

                           (iv)    Determine the terms and conditions of such Options, consistent with the Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

                  (b)    Upon the selection of a key Employee or Consultant to be granted an Option, the Committee shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to an Employee or Consultant that the Employee or Consultant surrender for cancellation some or all of the unexercised Options that have been previously granted to him under the Plan or otherwise. An Option, the grant of that is conditioned upon such surrender, may have an Option price lower (or higher) than the exercise price of such surrendered Option or other award, may cover the same (or a lesser or greater) number of shares as such surrendered Option or other award, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option or other award.

                  (c)    Any Incentive Stock Option granted under the Plan may be modified by the Committee, with the consent of the Optionee, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code.

         4.5    Granting of Options to Independent Directors. The Board shall from time to time, in its discretion, and subject to applicable limitations of the Plan select from among the Independent Directors (including Independent Directors who have previously received Options under the Plan) such of them as in its opinion should be granted Non-Qualified Stock Options, determine the number of shares to be subject to such Non-Qualified Stock Options granted to the selected Independent Directors and determine the terms and conditions of such Non-Qualified Stock Options, consistent with the terms of the Plan.

         4.6    Options in Lieu of Cash Compensation. Options may be granted under the Plan to Employees and Consultants in lieu of cash bonuses that would otherwise be payable to such Employees and Consultants and to Independent Directors in lieu of directors’ fees that would otherwise be payable to such Independent Directors, pursuant to such policies that may be adopted by the Administrator or the Board from time to time.

ARTICLE V.
TERMS OF OPTIONS

         5.1    Option Price. The price per share of the shares subject to each Option granted to Employees and Consultants shall be set by the Committee; provided, however, that such price shall be no less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law, and (a) in the case of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted; (b) in the case of Incentive Stock Options, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended, or renewed for purposes of Section 424(h) of the Code); (c) in the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code), such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended, or renewed for purposes of Section 424(h) of the Code).

         5.2    Option Term. The term of an Option granted to an Employee or Consultant shall be set by the Committee in its discretion; provided, however, that, in the case of Incentive Stock Options, the term shall not be more than ten (10) years from the date the Incentive Stock Option is granted, or five (5) years from such date if the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code). Except as limited by requirements of Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options, the Committee may extend the term of any outstanding Option in connection with any Termination of Employment or Termination of Consultancy of the Optionee, or amend any other term or condition of such Option relating to such a termination.

         5.3    Option Vesting.

                  (a)    The period during which the right to exercise, in whole or in part, an Option granted to an Employee or a Consultant vests in the Optionee shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted; provided, however, that, unless the Committee otherwise provides in the terms of the Option Agreement or otherwise, no Option shall be exercisable by any Optionee who is then subject to Section 16 of the Exchange Act within the period ending six months and one day after the date the Option is granted. At any time after grant of an Option, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option granted to an Employee or Consultant vests.

                  (b)    No portion of an Option granted to an Employee or Consultant that is unexercisable at Termination of Employment or Termination of Consultancy, as applicable, shall thereafter become exercisable, except as may be otherwise provided by the Committee either in the Option Agreement or by action of the Committee following the grant of the Option.

                  (c)    To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company and any parent or subsidiary corporation (within the meaning of Section 422 of the Code) of the Company) exceeds $100,000, such Options shall be treated as Non-Qualified Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 5.3(c), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

         5.4    Terms of Options Granted to Independent Directors. The Board shall determine the terms and conditions of each Non-Qualified Stock Option granted to an Independent Director, consistent with the terms of the Plan.

         5.5    Substitute Awards. Notwithstanding the foregoing provisions of this Article V to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of:

                  (a)    The aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award; over

                  (b)    The aggregate exercise price thereof;

         does not exceed the excess of:

                  (c)    The aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company; over

                  (d)    The aggregate exercise price of such shares.

ARTICLE VI.
EXERCISE OF OPTIONS

         6.1    Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

         6.2    Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his office:

                  (a)    A written notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion of the Option;

                  (b)    Such representations and documents as the Administrator, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Administrator may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

                  (c)    In the event that the Option shall be exercised pursuant to Section 8.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

                  (d)    Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Administrator, may in its sole discretion (i) allow a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock which have been owned by the Optionee for at least six months, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iv) allow payment, in whole or in part, through the delivery of property of any kind that constitutes good and valuable consideration; (v) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee or the Board; (vi) allow payment, in whole or in part, through the delivery of a notice that the Optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or (vii) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii), (iii), (iv), (v), and (vi). In the case of a promissory note, the Administrator may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law.

         6.3    Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

                  (a)    The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

                  (b)    The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body that the Administrator shall, in its absolute discretion, deem necessary or advisable;

                  (c)    The obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

                  (d)    The lapse of such reasonable period of time following the exercise of the Option as the Committee (or Board, in the case of Options granted to Independent Directors) may establish from time to time for reasons of administrative convenience; and

                  (e)    The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax, which in the discretion of the Committee or the Board may be in the form of consideration used by the Optionee to pay for such shares under Section 6.2(d).

         6.4    Rights as Stockholders. Optionees shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such Optionees.

         6.5    Ownership and Transfer Restrictions. The Administrator, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Option Agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Employee to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of

Section 424(h) of the Code) such Option to such Employee or (ii) one year after the transfer of such shares to such Employee. The Committee may direct that the certificates evidencing shares acquired by exercise of any such Option refer to such requirement to give prompt notice of disposition.

         6.6    Additional Limitations on Exercise of Options. Optionees may be required to comply with any timing or other restrictions with respect to the settlement or exercise of an Option, including a window-period limitation, as may be imposed in the discretion of the Administrator.

ARTICLE VII.
ADMINISTRATION

         7.1    Compensation Committee. Except as may otherwise be determined by the Board in its sole discretion, the Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall have at least two Directors appointed by and holding office at the pleasure of the Board.

         7.2    Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the agreements pursuant to which Options are granted or awarded, and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Options granted to Independent Directors. The terms of Options need not be the same with respect to each Optionee. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.

         7.3    Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

         7.4    Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company, and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or Options, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination, or interpretation.

         7.5    Delegation of Authority to Grant Options. The Committee may, but need not, delegate from time to time some or all of its authority to grant Options under the Plan to a committee consisting of one or more members of the Committee or of one or more officers of the Company; provided, however, that the Committee may not delegate its authority to grant Options to individuals (a) who are subject on the date of the grant to the reporting rules under Section 16(a) of the Exchange Act, (b) who are Section 162(m) Participants, or (c) who are officers of the Company who are delegated authority by the Committee hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee. At all times, any committee appointed under this Section 7.5 shall serve in such capacity at the pleasure of the Committee.

ARTICLE VIII.
MISCELLANEOUS PROVISIONS

         8.1    Transferability of Options.

                  (a)    Except as otherwise provided in Section 8.1(b):

                           (i)    Except as may otherwise be determined by the Board in its sole discretion, no Option under the Plan may be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a QDRO, unless and until such Option has been exercised, or the shares underlying such Option have been issued, and all restrictions applicable to such shares have lapsed;

                           (ii)    No Option or interest or right therein shall be liable for the debts, contracts, or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment, or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment, or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding subsection (i); and

                           (iii)    During the lifetime of the Optionee, only he may exercise an Option (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a QDRO; after the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Option Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee’s will or under the then applicable laws of descent and distribution.

                  (b)    Notwithstanding Section 8.1(a), the Committee, in its sole discretion, may determine to permit an Optionee to transfer a Non-Qualified Stock Option to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) a Non-Qualified Stock Option transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) any Non-Qualified Stock Option which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Non-Qualified Stock Option as applicable to the original Optionee (other than the ability to further transfer the Non-Qualified Stock Option); and (iii) the Optionee and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws and (C) evidence the transfer. For purposes of this Section 8.1(b), “Permitted Transferee” shall mean, with respect to an Optionee, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Optionee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent of the voting interests, or any other transferee specifically approved by the Administrator after taking into account any state or federal tax or securities laws applicable to transferable Non-Qualified Stock Options.

         8.2    Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 8.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given within twelve months before or after the action by the Board or the Committee, no action of the Board or the Committee may, except as provided in Section 8.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under the Plan. No amendment, suspension or termination of the Plan shall, without the consent of the Optionee alter or impair any rights or obligations under any Option theretofore granted or awarded, unless the Option itself otherwise expressly so provides. No Options may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Incentive Stock Option be granted under the Plan after the first to occur of the following events:

                  (a)    The expiration of ten years from the date the Plan is adopted by the Board; or

                  (b)    The expiration of ten years from the date the Plan is approved by the Company’s stockholders under Section 8.4.

         8.3    Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company, Change in Control and Other Corporate Events.

                  (a)    Subject to Section 8.3(d), in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator’s sole discretion, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:

                           (i)    The number and kind of shares of Common Stock (or other securities or property) with respect to which Options may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and adjustments of the Award Limit);

                           (ii)    The number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options; and

                           (iii)    The grant or exercise price with respect to any Option.

                  (b)    Subject to Section 8.3(d), in the event of any transaction or event described in Section 8.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Option or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Optionee’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option, to facilitate such transactions or events, or to give effect to such changes in laws, regulations, or principles:

                           (i)    To provide for either the purchase of any such Option for an amount of cash equal to the amount that could have been attained upon the exercise of such Option or realization of the Optionee’s rights had such Option been currently exercisable or payable or fully vested or the replacement of such Option with other rights or property selected by the Administrator in its sole discretion;

                           (ii)    To provide that the Option cannot vest, be exercised or become payable after such event;

                           (iii)    To provide that such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in (i) Section 5.3 or 5.4 or (ii) the provisions of the applicable Option Agreement;

                           (iv)    To provide that such Option be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

                           (v)    To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options and/or in the terms and conditions of (including the exercise price), and the criteria included in, outstanding Options or Options which may be granted in the future.

                  (c)    Subject to Section 8.3(d) and 8.8, the Administrator may, in its discretion, include such further provisions and limitations in any Option, agreement or certificate, as it may deem equitable and in the best interests of the Company.

                  (d)    With respect to Options that are granted to Section 162(m) Participants and are intended to qualify as performance-based compensation under Section 162(m)(4)(C), no adjustment or action described in this Section 8.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Option to fail to so qualify under Section 162(m)(4)(C), or any successor provisions thereto. No adjustment or action described in this Section 8.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Option is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Option shall always be rounded to the next whole number.

                  (e)    Notwithstanding the foregoing, in the event that the Company becomes a party to a transaction that is intended to qualify for “pooling of interest” accounting treatment and, but for one or more of the provisions of this Plan or any Option Agreement would so qualify, then this Plan and any Option Agreement shall be interpreted so as to preserve such accounting treatment, and to the extent that any provision of the Plan or any Option Agreement would disqualify the transaction from pooling of interests accounting treatment (including, if applicable, an entire Option Agreement), then such provision shall be null and void. All determinations to be made in connection with the preceding sentence shall be made by the independent accounting firm whose opinion with respect to “pooling of interests” treatment is required as a condition to the Company’s consummation of such transaction.

         8.4    Approval of Plan by Stockholders. The Plan will be submitted for the approval of the Company’s stockholders within twelve months after the date of the Board’s adoption of the Plan. Options may be granted or awarded prior to such stockholder approval, provided that such Options shall not be exercisable prior to the time when the Plan is approved by the stockholders.

         8.5    Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Optionee of any sums required by federal, state, or local tax law to be withheld with respect to the issuance, vesting, exercise, or payment of any Option. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow such Optionee to elect to have the Company withhold shares of Common Stock otherwise issuable under such Option (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting, exercise, or payment of any Option in order to satisfy the Optionee’s federal and state income and payroll tax liabilities with respect to the issuance, vesting, exercise, or payment of the Option shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income.

         8.6    Loans. The Committee may, in its discretion, extend one or more loans to key Employees in connection with the exercise or receipt of an Option. The terms and conditions of any such loan shall be set by the Committee.

         8.7    Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Options, the Administrator shall have the right (to the extent consistent with the applicable exemptive conditions of Rule 16b-3) to provide, in the terms of an Option Agreement, or to require an Optionee to agree by separate written instrument, that (i) any proceeds, gains, or other economic benefit actually or constructively received by the Optionee upon any receipt or exercise of the Option, or upon the receipt or resale of any Common Stock underlying the Option, must be paid to the Company, and (ii) the Option shall terminate and any unexercised portion of the Option (whether or not vested) shall be forfeited, if (a) a Termination of Employment, Termination of Consultancy, or Termination of Directorship occurs prior to a specified date, or within a specified time period following receipt or exercise of the Option, or (b) the Optionee at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary, or harmful to the interests of the Company, as further defined by the Committee (or the Board, as applicable) or the Optionee incurs a Termination of Employment, Termination of Consultancy, or Termination of Directorship for cause.

         8.8    Limitations Applicable to Section 16 Persons and Performance-Based Compensation. Notwithstanding any other provision of the Plan, the Plan, and any Option granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Options granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Furthermore, notwithstanding any other provision of the Plan or any Option that is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

         8.9    Effect of Plan Upon Options and Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary or (ii) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose, including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation, or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm, or association.

         8.10    Compliance with Laws. The Plan, the granting and vesting of Options under the Plan, the issuance and delivery of shares of Common Stock, and the payment of money under the Plan or under Options granted or awarded hereunder are subject to compliance with all applicable federal and state laws, rules, and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory, or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Options granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules, and regulations.

         8.11    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

         8.12    Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

Suntron Corporation

   Mark this box with an X if you have made changes to your name or address details below.

Use a black pen. Print in CAPITAL letters inside the grey areas as shown in this example	A B C	1 2 3	X

Annual Meeting Proxy Card

A   Election of Directors:

The Board of Directors Recommends a Vote FOR the listed nominees.

	For	Withhold
	all nominees	Authority
	listed below	to vote for
	(except as	all nominees
	indicated)	listed below.

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below:

James K. Bass, Allen S. Braswell, Jr., Richard L. Monfort

B   Issues

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS; FOR APPROVAL OF THE AMENDED AND RESTATED 2002 STOCK OPTION PLAN; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

		For	Against	Abstain

2.	Proposal to approve the Company’s Amended and Restated 2002 Stock Option Plan.				The undersigned hereby acknowledges receipt of (1) the Notice of Annual Meeting and proxy statement relating to the 2002 Annual Meeting and (2) the Company’s 2001 Annual Report to Stockholders.

3.	Upon such other matters as may properly come before such Annual Meeting or any adjournments or postponements thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.				A majority of such proxies or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

Sign, Date, and Return the Proxy Card Promptly Using the Enclosed Envelope.
 Votes must be indicated (x) in Black or Blue ink.

C   Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

(Please date and sign exactly as the name appears hereon. When shares are held by joint tenants, all should sign. When signing as fiduciary (e.g., attorney, executor, administrator, conservator, trustee, or guardian), please give title. If a corporation or partnership, please sign in corporate or partnership name by an authorized person.)

Signature 1	Signature 2	Date (dd/mm/yyyy)

		/	/

Proxy – Suntron Corporation 2002 Annual Meeting of Stockholders

Meeting Details

Wyndham Garden Hotel
2641 West Union Hills Drive
Phoenix, Arizona 85027

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY — JUNE 28, 2002

         The undersigned hereof, a holder of Common Stock, no par value (“Common Stock”), of SUNTRON CORPORATION, a Delaware corporation (the “Company”) hereby appoints James K. Bass and Jeffrey W. Goettman, and each of them, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse, all of the shares of Common Stock held of record by the undersigned at the close of business on June 3, 2002 at the 2002 Annual Meeting of Stockholders of the Company to be held at the Wyndham Garden Hotel, 2641 West Union Hills Drive, Phoenix, Arizona 85027 on June 28, 2002 at 10:00 a.m., local time, and at any adjournment or postponement thereof.

(Continued, and to be signed and dated, on the reverse side.)